Exhibit 23.6

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

September 7, 2004

Blockbuster Inc.

1201 Elm Street

Dallas, TX 75270

Re:	Amendment No. 3 to Registration Statement on Form S-4 of Blockbuster Inc. filed on September 8, 2004

Ladies and Gentlemen:

Reference is made to our opinion letter (“opinion”), dated August 18, 2004.

Our opinion was provided for the information and assistance of each of the special committee and the board of directors of Blockbuster Inc. in connection with its consideration of the Special Dividend contemplated therein. We understand that Blockbuster Inc. has determined to include our opinion, and descriptions of our opinion (the “disclosure”), in the above-referenced Amendment No. 3 to Registration Statement on Form S-4.

In that regard, we hereby consent to the reference to our opinion and to the disclosure in the above-referenced Amendment No. 3 to Registration Statement on Form S-4 under the captions “The Transaction – Background of this Exchange Offer,” “The Transaction – Recommendation of Special Committee to Blockbuster’s Board of Directors,” and “The Transaction – Report of Lazard and Opinion of Houlihan Lokey – Opinion of Houlihan Lokey” and to the inclusion of our opinion as an exhibit to Amendment No. 3 to Registration Statement on Form S-4. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned Amendment No. 3 to the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except as set forth herein or otherwise in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/    HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.